Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of (1) our reports dated February 28, 2013, relating to the consolidated financial statements of Crestwood Midstream Partners LP and subsidiaries, and the effectiveness of Crestwood Midstream Partners LP and subsidiaries’ internal control over financial reporting (2) our report dated February 28, 2013, relating to the financial statements of Crestwood Marcellus Midstream LLC, all appearing in the Annual Report on Form 10-K of Crestwood Midstream Partners LP for the year ended December 31, 2012, and (3) our report dated March 18, 2013 (which report expresses an unqualified opinion and includes an explanatory paragraph concerning the retroactive effect of the common control acquisition of Crestwood Marcellus Midstream LLC), relating to the supplemental consolidated financial statements of Crestwood Midstream Partners LP and subsidiaries, appearing in the Current Report on Form 8-K dated March 18, 2013 of Crestwood Midstream Partners LP, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

March 28, 2013